Exhibit 99.2

1 Investor Presentation September 13th, 2021

2 Disclaimer Confidentiality and Disclosures This presentation has been prepared for use by Motive Capital Corp (“Motive”) and Forge Global, Inc. (“Forge”) in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Motive and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Motive and Forge. Neither Motive nor Forge makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Motive and is not intended to form the basis of any investments decision in Motive. This presentation does not constitute either advice or a recommendation regarding any securities. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own decisions and perform your own independent investment and analysis of an investment in Motive and the transactions contemplated in this presentation. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Forward-Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Motive’s or Forge’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demand and growth potential of the markets for Forge’s products and services and Forge’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Forge’s products and services, (iii) Forge’s ability to develop innovative products and services and compete with other companies engaged in the financial services and technology industry, and (iv) Forge’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “ anticipate,” “believe,” continue,” “ could,” “ estimate,” “ expect,” “ intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “ should,” “ strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Motive’s registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Motive with the Securities and Exchange Commission (the “SEC”) and other documents filed by Motive from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Motive and Forge assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Motive nor Forge gives any assurance that either Motive or Forge will achieve its expectations.

3 Disclaimer Financial Data and Use of Projections and Illustrative Presentations The financial information and operating metrics contained in this presentation are unaudited and do not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed by Motive relating to the business combination and the proxy statement/prospectus contained therein, and such adjustments may be material. In addition, this presentation includes estimates of certain financial metrics of Forge that may differ from Forge’s actual financial metrics presented in any such proxy statement/prospectus. The financial projections, estimates, targets and illustrative presentations in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Motive’s and Forge’s control. While all financial projections, estimates, targets and illustrative presentations are necessarily speculative, Motive and Forge believe that the preparation of prospective or illustrative financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustrative presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, targets and illustrative presentations in this presentation should not be regarded as an indication that Motive and Forge, or their representatives, considered or consider the financial projections, estimates, targets and illustrative presentation to be a reliable predictions of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. Use of Non-GAAP Financial Metrics This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted EBITDA. These non-GAAP measures are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Forge believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Forge. Forge’s management uses forward-looking non-GAAP measures to evaluate Forge’s projected financials and operating performance. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Forge’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Use of Other Data The data contained herein is derived from various internal and external sources. All of the market data in the presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Motive and Forge assume no obligation to update the information in this presentation.

4 Disclaimer Participation in Solicitation Motive and Forge and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Motive’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Motive’s directors and officers in Motive’s filings with the SEC, including Motive’s registration statement on Form S-1, which was originally filed with the SEC on November 25, 2020. To the extent that holdings of Motive’s securities have changed from the amounts reported in Motive’s registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Motive’s shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Motive with the SEC. Investors and security holders of Motive and Forge are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirely when they become available because they will contain important information about the proposed business combination Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Motive and Forge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Motive can be obtained free of charge by directing a written request to Motive Capital Corp., 7 World Trade Center, 250 Greenwich Street, FL 47, New York, New York 10007. Trademarks This presentation contains trademarks, service marks, trade names and copyrights of Motive, Forge and other companies, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended in, and does not imply, a relationship with Motive, Forge or any of their respective affiliates, or an endorsement or sponsorship by or of Motive, Forge or such affiliates. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM, (c) or (r) symbols, but Motive and Forge will assert, to the fullest extent under applicable law, the right of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

5 Disclaimer Important Information About Motive Partners In these materials, references to “Motive Partners” generally refer to Motive Partners GP, LLC, collectively with its affiliates and any investment funds, investment vehicles or accounts managed or advised by any of the foregoing (each such fund, vehicle or account, a “Motive Fund”). Motive is sponsored by Motive Capital Funds Sponsor, LLC (the “Sponsor”), which is an affiliate of Motive Partners. However, Motive is an independent publicly traded company, and not affiliated with Motive Partners. Motive Partners has not and is not providing investment advice to any person in connection with the matters contemplated herein, including Motive, the Sponsor or Forge. This material is neither an offer to sell nor a solicitation of an offer to buy any security in any Motive Fund, and may not be used or relied upon in connection with any offer or solicitation. A private offering of interests in a Motive Fund may only be made by such Motive Fund pursuant to the offering documents for such Motive Fund, which will contain additional information about the investment objectives, terms, and conditions of an investment in such Motive Fund and also contain tax information and risk disclosures that are important to any investment decision regarding such Motive Fund. The information contained in this material is superseded by, and is qualified in its entirety by reference to such offering documents. This communication is intended only for persons resident in jurisdictions where the distribution or availability of this communication would not be contrary to applicable laws or regulations. Past performance or activities are not necessarily indicative of future results, and there can be no assurance that any Motive Fund will achieve results comparable to those presented herein, or that any Motive Fund will be able to implement its investment strategies or achieve its investment objectives. A Motive Fund’s investment and applicable investment restrictions may differ from those historically employed by Motive Partners, and economic conditions may differ materially from the conditions under which any other investment fund, investment vehicle or account managed by Motive Partners has previously invested. The investments, transactions and operational activities of Motive Partners contained in this material, if any, are shown for illustrative purposes only of the types of investments, transactions and activities that have historically been undertaken by Motive Partners, its affiliates and their respective officers, directors, partners, members, employees and/or advisors.

6 Today’s Presenters Kelly Rodriques Chief Executive Officer ▪ FinTech executive with more than 33 years of experience ▪ Previously CEO of PENSCO (acq. NASDAQ:OPB), Totality (acq. NYSE:VZ) and Novo (acq. EPA:PUB) Mark Lee Chief Financial Officer ▪ Experienced CFO/COO with 36 years of experience ▪ Previously at Stanford Management Company, Goldman Sachs, Charles Schwab, Barclays Global Investors and PENSCO Trust Company Blythe Masters Chief Executive Officer ▪ Industry Partner at Motive Partners ▪ Former CEO of Digital Asset and held various senior executive roles at JP Morgan for 27 years ▪ Board Member of A.P. Møller Maersk, GCM Grosvenor and Credit Suisse

Motive Capital Corp Backed by Motive Partners

MOTIVE PARTNERS

Backing MOTIVE CAPITAL CORP

Operating – Industry Partners

Operating expertise and experience enhancing, managing, and scaling world-class financial services and FinTech companies and a deep network

Investing – Motive Capital

Differentiated sector-specialist ability to source, diligence and underwrite investments in Financial Technology

Innovating – Motive Create

Deep technology and product expertise to unlock value and transform portfolio companies

Strategic Partnership –
"Apollo and Motive Partners form strategic partnership to capitalize on FinTech transformation" – *July 1, 2021*

MOTIVE PARTNERS APOLLO

Experienced Leadership Team

70+ Industry Professionals[(1)]

Track Record of Success

Deep Industry Connectivity

Motive's Complementary Portfolio Companies

Portfolio Company	Global Shares	investcloud	Wilshire	lpa
Motive Strategic M&A		Tegra118, FINANTIX, NaviPlan, RetireUp	Acquired 2021	modelity, EffCom, ARACCELL

Long-Term Partner

Motive Partners' investment via its Forward Purchase Agreement and Sponsor Promote lock-up create ownership certainty of a value-add partner with aligned incentives with investors

1) The team members include personnel, Industry Partners and advisors. Industry Partners are not full-time employees and are not part of the management team charged with making investment decisions on behalf of Motive Partners, including consultants or advisors.

Forge 7

8 Motive and Forge: A Partnership of Excellence MOTIVE’S ACQUISITION CRITERIA Proven business model with numerous opportunities to expand offering Leadership position in a massive and growing market with expected industry tailwinds Demonstrated organic growth with capacity for additional bolt-on acquisition opportunities Superior economic model with scale and growth that combines access, liquidity and custodian ecosystems Management team with a proven track record of driving revenue growth WHAT MOTIVE FOUND IN FORGE Scaled business model with world class pre-IPO companies already on platform First mover advantage in a massive private market which is seeing increasing demand for liquidity Track record of synergetic acquisitions Significant cross sell opportunities within current customer base Tenured senior management team with deep industry experience

9 Transaction Summary 1) Available cash on closing to be at least an amount equal to $140M, plus the sum of any PIPE investment. This is supported by $50M, plus an up to $90M backstop, from Motive Capital Fund Sponsor FPA. 2) Values shown at DeSPAC; excludes 13.8mm public warrants, 7.4mm private placement warrants, 1.7mm forward purchase warrants, and equity incentive pool shares. 3) Excludes management cash incentive compensation. 4) Cash consideration to Forge equity holders of $100mm subject to downward adjustment based on transaction proceeds. Exercise of vested options or warrants will be added to cash on balance sheet. 5) Represents an estimate of transaction expenses. Actual amounts may vary and may include expenses unknown at this time. Existing Forge Equity Rollover 68.7% MOTV Public Shareholders 20.3% Motive Capital Funds Sponsor 7.5% PIPE Investor Shares 3.5% Total Shares(2) 100.0% ▪ MOTV raised $414mm with one-third warrants. In addition, Motive provided a $140M Forward Purchase Agreement which will commit $50M and the balance of $90M will backstop redemptions ▪ $437mm of cash held on the pro-forma balance sheet(1) Key Highlights Implied Sources & Uses Sources Seller Rollover $1,400 Cash in Trust $414 Cash on Balance Sheet $63 Motive Capital Funds Sponsor FPA $50 PIPE Investment $71 Total Sources $1,997 ($ in mm) Pro-Forma Ownership(2) Uses(3) Stock Consideration to Seller $1,400 Cash to Secondary Repurchase $100 Cash on Balance Sheet $63 Estimated Transaction Expenses $60 Cash to Balance Sheet $375 Total Uses $1,997 Equity Value $2,038 Less: Cash on Balance Sheet (437) Enterprise Valuation to Market $1,601 x2022E revenue less transaction expenses of $151mm 10.6x x2023E revenue less transaction expenses of $187mm 8.6x Capitalization ($ in mm) (1) (4) (5)

Powering the Private Markets

11 4.0 12.0 1999 2020 Median Age of Tech Companies at IPO (years)(1) $493 $4,319 1999 2020 Median Valuation of Tech Companies at IPO ($mm)(1) Companies Are Staying Private Longer and Accruing More Value While Private… 1) Source: Initial Public Offerings: Updated Statistics, Jay R. Ritter, Warrington College of Business, University of Florida, March 10, 2021 8.8x Increase 8 year Increase

12 …Creating A Massive – Rapidly Growing – Private Market Opportunity… 1) Source: BusinessToday: A Year of Unicorns; December, 24, 2018 2) Source: CBInsights, The Complete List Of Unicorn Companies; July 15, 2021 3) Source: Competing for Growth, 2021 edition of the Wealth and Asset Management report by Oliver Wyman with Morgan Stanley 4) E = Estimated 260 ($0.9T) 762 ($2.4T) 2018 2021 Number and Market Cap of Unicorns Private Market AUM(3,4) 502 New Unicorns $1.5T Market Cap Added (2) (1) $7T $13T 2020 2025E 13% CAGR

13 1) Source: Pitchbook, Y-Charts, Nasdaq, SEC Edgar. Last private financing prices adjusted for subsequent stock splits to allow for appropriate comparisons. Only includes formerly VC-backed, U.S. companies listing on the NYSE or NASDAQ. Analysis tracks the change in price for an individual share at last private financing, and therefore does not factor in potential tax implications or management and performance fees that may be associated with investments in private markets. …With Potential For Incredible Returns 2010-2020 Post-IPO 12-Month Returns of U.S. VC-Backed Companies (1) 37% 277% IPO Price Last Pre-IPO Private Financing While IPO returns have exceeded that of the broader indices, the average performance of those companies since their last pre- IPO private financing have far surpassed both

14 Despite the Opportunity, the Private Markets Have Historically Lacked… Liquidity Transparency Access Lack of technology, volume, standardized processes and documentation leads to an inefficient and illiquid market Investment levels can be prohibitively high and access to private company shares is limited Lack of information, disclosures and pricing intelligence creates uncertainty and reduces confidence in the market

15 Powering an accessible, liquid and transparent private market. For everyone. By giving people the ability to buy and sell private shares in some of the world’s most innovative companies, we help all who participate in the private market economy accelerate destiny. 15

Forge Creates Mission Critical Infrastructure For the Private Markets

Forge Data

A private market data platform for institutions leveraging Forge and SharesPost's 18-year historical dataset and ongoing transaction data stream

Forge Company Solutions

Software and services that enable private companies to attract and retain top talent by providing flexibility and liquidity, while managing their growth and capital needs


MARKETS
DATA
FORGE PLATFORM
CUSTODY
COMPANY SOLUTIONS

Forge Markets

Comprehensive trading platform designed to seamlessly connect institutions and investors with shareholders

Forge Trust

Alternative Asset Custody offering with APIs extending Custody As A Service for the Forge Markets platform as well as partners

Forge's **comprehensive Trading, Custody, Data and Company Solutions** enable Forge to deliver leading mission critical infrastructure to private market customers.

Forge 16

17 Global Partnerships Expand Forge’s Reach and Defensible Moat MARKETS COMPANY SOLUTIONS CUSTODY DATA FORGE PLATFORM WEALTH & ASSET MGMT CAP TABLE EXCHANGES BANKS Select Partners (1) 1) Includes partnerships, investors, and other commercial relationships

18 Pillars Work Synergistically and Drive Significant Network Effects Illustrative Example: Forge runs 200 person Tender Offer for Company ▪ The 200 sellers become Forge customers driving more transactions and volume on the marketplace ▪ The buyers (now equity holders) may become Forge Trust customers increasing assets and generating incremental customer fees ▪ This generates a significant amount of new data that is then monetized through our data offerings, and combined with custody provides Forge the ability to build new products like stock option lending ▪ This drives more scale making us more valuable to private companies and customers alike MARKETS COMPANY SOLUTIONS CUSTODY DATA FORGE PLATFORM

19 Forge Brings Access, Insight and Liquidity To… Opening and Accelerating the Private Markets The Dedicated Employee who wants to buy a house for her family The Passionate Individual Investor who wants access to innovative private companies The Institutional Investor who wants to gain access to potential superior returns in the private markets The Innovative CEO who wants her company to stay private and retain her employees

20 Global Roster of Blue-Chip Private Companies Note: Represents private companies transacted on the Forge and SharesPost platforms since inception Palantir LYFT Pinterest

21 400+ GLOBAL PRIVATE COMPANIES(2) 70 COUNTRIES(2,3) 399k REGISTERED USERS (1) 123k ACCREDITED INVESTORS(1) 639 INSTITUTIONS (1) Forge Operates At a Scale Where Volume Begets Volume 1) Unique users across both Forge and legacy SharesPost platforms as of June 25 2021 2) From inception until June 30 2021 3) Trades have taken place with either a buyer or seller from 70 different countries 4) $123MM of 2021P Revenue less Transaction Expenses, representing 70%+ growth on 2020A Pro Forma Revenue less Transaction Expenses $10bn+ TRANSACTION VOLUME(2) Private Market Ecosystem 19,000 TRADES(2) $120mm+ 2021P REVENUE(4)

Forge Is Only Scratching The Surface Of Its Market Opportunity

Increase In Private Companies

# of Unicorns on Forge (as compared with total)


762 (2)
142 (1)
Unicorns Traded on Forge Platform LTM
Total # Unicorns

Increase In Trading Velocity

% of Total Value Traded


126% (4)
0.2% (3)
Forge LTM Turnover
Global Cash Equity Turnover

1) Source: Based on Forge Internal Data. Unicorns Traded on Forge Platform LTM defined as number of private companies with estimated enterprise value (EV) exceeding $1BN that have traded LTM June 30 2021
2) Source: CBInsights, The Complete List Of Unicorn Companies; July 15, 2021
3) Source: Based on Forge Internal Data. Forge LTM Turnover defined as total volume traded on the Forge platform LTM June 30 2021 divided by estimated aggregate issuer enterprise value (EV) for traded private companies. Each individual issuer enterprise value is estimated based on publicly available data. If volume is traded on multiple occasions for the same issuer, that issuer's EV is not double counted.
4) Source: World Federation of Exchanges. Calculated as Global Volume Traded as of November 2020 LTM divided by Global Market Cap as of November 2020

Forge 22

Robust Technology Platform Purpose Built for Private Markets

24 Pillars Work Synergistically and Create a Defensible Moat Four Pillars: Strategy Drives Growth ▪ Markets: Powering Liquidity at Scale ▪ Custody: Safekeeping of Alternative Assets ▪ Company Solutions: Software Solving Private Company Challenges ▪ Data: Bringing Insights and Transparency to the Private Markets MARKETS COMPANY SOLUTIONS CUSTODY DATA FORGE PLATFORM

25 25 Forge Markets: Powers Liquidity At Scale ▪ Efficient way to execute trades for liquidity or investment purposes ▪ STP (straight-through processing) enables efficient post-trade processing ▪ Serves shareholders, private companies, investors and institutions with data and opportunities tailored to their needs Combining robust technology with leading customer experiences

26 Account Creation and Onboarding Settlement and Closing Amassing the expertise to perform these tasks at scale is hard; Forge believes it is uniquely positioned, as it continues to build on the technology needed to automate large parts of this traditionally complex process 1 3 Data Room Solution 5 Compliance, AML, KYC Documents 2 Terms / Redline Negotiation 4 6 Bid / Ask Qualification and Matching Technology Forge Markets: Purposefully Built for Private Market Trades

27 Forge Trust: Custody Solutions for Safekeeping of Alternative Assets Note: Screenshot represents graphical rendering of product to be launched in Q4 2021 ▪ Full-service custody offerings for all Forge customers, including both custody services and a wide range of lending / investment solutions ▪ APIs extend Custody As A Service for the Forge Markets platform to a wide range of partners and capabilities ▪ Institutional customer requirements for 3rd party custodial services are also directly enabled on platform ▪ $14bn in alternative assets including $600mm in cash under custody across 1.9mm customer and partner customer accounts Powering Differentiated Custody Enabled Product Offerings

28 28 Event Management ▪ Dashboards customized for private companies for real-time synchronization and data-rich experiences that inform employers and their shareholders Cap Table Integration ▪ Working with cap table partners to streamline process for all stakeholders Configurable for All Liquidity Events ▪ Powerful software to run company financing events that’s integrated with Forge’s marketplace Custom Built Software that Puts Companies in the Driver's Seat Forge Company Solutions: Bringing Financing Processes Online

29 Non-tender Offer Programs (open ended) Tender Offers (limited time) Primary Investments & Secondary Trading (single transactions) Forge matches a seller and a buyer. Private Company can approve or choose to exercise ROFR(1) on the transaction Private Company conducts tender offer program for approved employees and shareholders Private Company enables controlled secondary trading for approved employees during approved windows Seller Buyer Private Company Buyers pre-approved by Private Company Private Company Select Employees & Shareholders Private Company Select Employees & Shareholders Buyers pre-approved by Private Company Forge Company Solutions: Software that Solves Private Company Challenges 1) ROFR = Right of First Refusal

30 30 ▪ Leverages proprietary trading data and other private market content to deliver premium analysis tools for private market investors ▪ Institutions will use the data and analytics platform to support their valuations and investment decisions Features and Functionality New platform leveraging Forge’s unprecedented private market dataset Forge Data: Brings Insight and Transparency to the Private Markets 1) Years represent Forge and SharesPost combined 18 Years of proprietary trading data(1) 600+ Private companies with secondary pricing data or active indications or interest

Forge Data: Significant Opportunity for Recurring Revenue Growth

The Opportunity

Data Revenue as % of Total for Select Exchanges[1]

Nasdaq	ICE
38%[2]	36%[3]
$1,173mm Data Revenue	**$2,434mm Data Revenue**

Number of Subscribers

PitchBook	CB Insights
960K+ Subscribers[4]	**725K+** Subscribers[5]

- **Forge Intelligence:** First product launched under data pillar
- Provides **insights**, **pricing information** and **analytics** to inform and build confidence with investors, leading to more engagement and additional trades on the platform
- Annual subscription product with a predictable and highly **recurring revenue stream**
- In soft launch phase, **public launch** expected Q4 2021
- **Additional features and products** in next 12 months

15-20%
Potential % of Revenue in Long Term

1) Data Revenue as a % of Total Revenue Less Transaction-Based Expenses shown on a Q1 2021 LTM basis
2) Source: NASDAQ Q1'21 Earnings Presentation, 2020 10-K – calculated as (Investment Intelligence + IR and ESG Services Revenue) / Total Revenue Less Transaction-Based Expenses = ($955mm + $218mm) / $3,053mm = 38%
3) Source: ICE Q1'21 Earnings Presentation, 2020 10-K – calculated as (Data and Conn. Services + FI Data and Analytics + Other Data and Network Services + Mortgage's Data and Analytics) / Total Revenue Less Transaction-Based Expenses PF For Ellie Mae = ($804mm + $523mm + $1,037mm + $70mm) / $6,708mm = 36%
4) Source: Pitchbook website – newsletter subscribers
5) Source: CBInsights website – newsletter subscribers

Forge 31

32 Why Forge Wins Smaller, Nascent Marketplaces Competitive Landscape Institutionally Focused Players ▪ Lack fully integrated offering ▪ More limited dataset to draw upon ▪ No network effects at scale ▪ Limited geographic reach ▪ Lack robust and complementary 4 pillar strategy ▪ Focused on structured liquidity events ▪ Tech laggards with little automation ▪ Typically focused on ad-hoc opportunities in larger ticket sizes Active network of institutional and individual participants Coalition of global players, partners and investors 18 years of operational expertise and proprietary trading data End-to-end mission-critical infrastructure Non-Collaborative Challengers ▪ No track record in private market trading ▪ Looking to compete with key partners

33 Opportunity to Leverage 4 Pillars to Address Massive Opportunity Continuing to explore other emerging asset classes that have significant liquidity demands Strategically focused on building a coalition of top- tier financial institution partners Expanding on- the-ground coverage in Asia and Europe Highly anticipated product launches where attractive market opportunities present themselves Focusing on value generating M&A, drawing on track record of integrating acquisitions Additional Scale in 4 Pillars M&A Additional Partnerships Global Expansion New Products New Asset Classes Continued focus on scaling Markets, Forge Trust, Company Solutions and Data

34 Track Record of Successful M&A Global Private Securities Marketplace ✓ Creates a scaled leader with significant expertise and capabilities ✓ Provides opportunity to better serve both individual and institutional investors ✓ Enhances and accelerates launch of robust proprietary data offering ✓ Generates significant synergies Alternatives Custody Platform ✓ Delivers end-to-end investing experience for private market investors ✓ Allows Forge to seamlessly provide safe, secure, and transparent custodial services ✓ Creates positive network effect and works synergistically with Forge’s core product offerings ✓ Fits into Forge’s long-term vision of providing services to enable the entire private market ecosystem Year Acquired Description Rationale 2020 2019

35 Leadership Team Comprised of Industry Veterans Jose Cobos Chief Operating Officer 18 Years of Experience 33 Years of Experience 36 Years of Experience Nick Grabowski Chief Technical Officer Megan Hanley Chief Marketing Officer 20 Years of Experience 13 Years of Experience Kelly Rodriques Chief Executive Officer Mark Lee Chief Financial Officer 29 Years of Experience 24 Years of Experience Jennifer Philips SVP, Head of Capital Markets President, Forge Securities Norbert Ngethe SVP, Head of Legal 23 Years of Experience Marco Della Tore Chief Product & Innovation Officer

36 Leadership Team Comprised of Industry Veterans Chris Setaro SVP, Head of Risk 27 Years of Experience Adrian Ivanov SVP, Head of Forge Company Solutions 25 Years of Experience Vidya Eashwer SVP, Head of Forge Data 20 Years of Experience Drew Sievers SVP, President of Forge Trust 33 Years of Experience Anne Mueller SVP, Head of People 24 Years of Experience Lindsay Riddell SVP, Head of Communications 21 Years of Experience Shri Bhasham SVP, Business Development 16 Years of Experience Pat Hughes SVP, Head of Business Development 31 Years of Experience Jason Higgins SVP, Head of Corporate Development 25 Years of Experience

38 Diversified and Synergistic Revenue Streams 1) Forge’s volume is defined as the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade; Forge typically captures a commission on both sides, and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for the Company Transaction-Based Revenue Fee-Based Revenue Subscription-Based Revenue Take Rate Volume(1) Fee per Account Accounts Take rate based on transacted volume, both supply and demand on the core Markets platform Recurring revenue from account fees, cash management fees, transaction fees and other fees on Forge Trust Annual Subscription Subscribers Recurring annual subscription fee for data product for Forge Data

39 Note: 2019A GAAP revenue less transaction-based expenses includes revenue from IRA Services after Nov-19 acquisition 1) Revenue Less Transaction-Based expenses represents Gross Revenue less transaction-based expenses 2) Pro-Forma numbers include full year effect of SharesPost including the periods in which it was a standalone entity (January 2020 – October 2020); reported numbers only include SharesPost numbers as of acquisition in November 2020 3) CAGR shown using pro-forma 2020A revenue less transaction-based expenses includes SharesPost; CAGR 2023 end point refers to midpoint of range Revenue Less Transaction-Based Expenses(1) ($mm) Attractive Growth 48 $24 $72 $123 $151 $182 - $191 2019A PF 2020A 2021P 2022P 2023P YoY Growth % GAAP 100% 157% 23% 20 - 26% Pro-Forma 72% Completed merger with SharesPost in Nov-2020 38% CAGR(3) (2)

40 Trading Volume and Annual Net Take Rate Annual Net Take Rate Trading Volume ($bn) Note: Pro-Forma numbers include full year effect of SharesPost including the periods in which it was a standalone entity (January 2019 – October 2020) $1.7 $1.8 $1.3 $3.0 PF 2019A PF 2020A PF Jun-20 LTM PF Jun-21 LTM Key Drivers of Take Rate ▪ Size of transaction ▪ Type of structure ▪ Type of buyer / seller ▪ Use of external broker 2.5% 2.7% 2.4% 3.1% PF 2019A PF 2020A PF Jun-20 LTM PF Jun-21 LTM YoY Growth % Pro-Forma 10% 127%

41 Private Company Trends Note: All figures shown are presented on a pro-forma basis to include SharesPost 1) Represents cumulative issuers since inception 2) Concentration defined as percentage of revenue less transaction-based expenses 91 144 161 195 221 297 364 409 2018 2019 2020 Jun-21 LTM Distinct Private Companies Cumulative Private Companies Private Company Concentration(2) Distinct Private Company Growth and Cumulative Private Companies 40% 59% 60% 41% 2018 Jun-21 LTM All Other Top 10 Private Companies (1)

42 Jun-21 LTM Volume Mix %(1) Counterparty Trends Individual 49% Institutional 51% 35% of individual investors trade more than once(2) 52% of institutions trade more than once(2) Buyer Concentration(3) 56% 77% 44% 23% 2018 Jun-21 LTM Top 10 Buyers All Other 0.8 2.6 0.6 2.3 2018 Jun-21 LTM Total Counterparties in Period and Total Trades (000s) Total Counterparties Total Trades 68% 86% 32% 14% 2018 Jun-21 LTM Top 10 Sellers All Other Seller Concentration(3) Note: All figures shown are presented on a pro-forma basis to include SharesPost; counterparties represent unique entities that traded on the platform 1) Client Type is a self-attributed field and is not verified by Forge and SharesPost 2) % of counterparties / institutions that trade more than once stats calculated as a percentage of total unique counterparties / institutions since 2018 3) Concentration defined as percentage of revenue less transaction-based expenses

Trust Account Growth and Revenue per Account

Total Billable Accounts[1] (000s)



Total Billable Accounts
Core Accounts
1,183
1,591
1,902
42
43
43
2019A
2020A
Jun-21

Total Revenue per Core Account[2,3,4]



$497
83
57
356
Cash Administration
Transaction Fees
Account / Asset Fees
Q2'21P RR

Assets Under Custody[4] ($bn)
$14.6 *(Estimated)*

Key Drivers of Revenue

- Account fees
- Cash administration fees based on prevailing interest rates

1) Represents period end accounts; total accounts includes all billable partnership and core accounts
2) Excludes partnership fees and accounts in calculation; total revenue per account calculated as core custody account and cash administration fees divided by end of period core billable accounts
3) A in column labels indicates Actuals; P in column labels indicates Projections; RR in column labels indicates run-rate
4) Represents period end assets under custody for all accounts (core and partnership)

Forge 43

44 Historical and Future Financials 1) Actuals represent unaudited financials and are presented on a GAAP basis 2) For illustrative purposes, the 2023P column shows numbers based on the midpoint of the projected 20-26% revenue less transaction-based expenses growth range 3) Adjusted EBITDA adds back depreciation and amortization, stock-based compensation, and acquisition costs to Operating Income; see page 51 in the appendix for Non-GAAP EBITDA reconciliation 4) Projected financials assume capitalization of internally developed software starting in 2022 20-30% Revenue Less Transaction-Based Expenses Growth Illustrative Long-Term Targets Actuals(1) Projected Actuals(1) ($ in 000's) 2019A 2020A 2021P 2022P 2023P(2) Q1 21 P&L Revenues $27,710 $51,644 $128,754 $158,684 $195,437 $32,055 Transaction-Based Expenses 3,661 3,888 5,334 7,257 8,587 976 Total Revenue Less Transaction-Based Expenses $24,049 $47,756 $123,421 $151,427 $186,850 $31,078 YoY Growth % 99% 158% 23% 23% 337% Total Operating Expense $38,696 $55,373 $152,945 $178,216 $211,549 $28,853 Operating Income ($14,646) ($7,617) ($29,525) ($26,789) ($24,699) $2,225 Adjusted EBITDA(3,4) ($6,544) $2,782 $3,837 $11,477 $18,999 $4,877 Adjusted EBITDA Margin % (27%) 6% 3% 8% 10% 16% 20-30% Adjusted EBITDA Margin

Comparable Companies / Valuation

	Forge	High Growth FinTech	Fixed-Income Trading Platforms	Large Global Exchanges	Mean[4]
Selected Peers	Forge	shopify, adyen, bill.com, affirm, afterpay, lightspeed	MarketAxess, Tradeweb	NASDAQ OMX, ICE, Deutsche Börse Group	
2022E Net Revenue Growth[1,2,3]	23%	39%	11%	5%	24%
EV / 2022E Net Revenue[1,2,3]	10.6x	24.2x	18.8x	9.7x	19.3x
EV / 2022E Net Revenue / 2022E Growth[1,2,3]	0.5x	0.7x	1.8x	2.1x	1.3x
Key Considerations on Comparability to Forge		✓ Similar monetization models on transaction volume and data with high, sustainable financial growth profile ✓ Large TAM that is underserved by current providers × Serving different end markets	✓ Alternative asset liquidity provider with advanced digital platforms and data solutions × Large focus on fixed income products and services × Lower growth relative to Forge	✓ Trading and data platforms with similar business model × Scaled players for primarily listed assets with mature growth and margin profiles × Low growth relative to Forge	

1) Net Revenue (Revenue less Transaction Expenses) shown for Forge; Revenue metrics for Shopify, Afterpay, Lightspeed and Bill.com based on gross revenue
2) Metrics based on the median of the relevant comp set
3) Based on FactSet as of July 19, 2021
4) Represents weighted average across selected peer groups, in which the weights are the number of companies in each group divided by the total number of selected .

Forge 46

Forge Investment Highlights

- ✓ **Addressing a Large and Rapidly Growing Global Opportunity**
- ✓ **Leading Technology Offers a Superior User Experience and Trusted Digital Marketplace for Accessing the pre-IPO Economy**
- ✓ **Strong Network Effect Will Continue to Drive Growth and Build Defensible Moat with Complementary Custody, Data and Company Solutions**
- ✓ **Impressive Financial Performance With Significant Margin Expansion Opportunities**
- ✓ **Experienced Management Team With a Proven Track Record of Driving Growth and Shareholder Value**
- ✓ **Opportunity for Investors to Participate in Growth of the Private Markets Through A Public Infrastructure Play**

$10bn+[1] Transaction Volume	400+ Forge Private Companies	399k Registered Users	38%[2] Revenue CAGR '20 – '23P
1.9mm Custody Accounts	$14bn Assets Under Custody	18 Years of Historical Data	600+ Companies with Historical Data

1) Since inception
2) CAGR shown using pro-forma 2020A revenue less transaction-based expenses includes SharesPost

Forge 47

49 Forge’s Data and Insights Benefit Investors and Private Companies Alike Note: Secondary trade dates are represented as the day a purchase agreement was signed by buyer and seller. Secondary prices are shown as the volume weighted average price for all trades on a given day. Price per share Secondary Market Trading Public Market Trading Secondary Market Trade (VWAP) Significant Trading and Price Discovery on Forge Platform IPO ▪ Forge facilitated over $500mm of trading to Palantir shareholders and investors enabling significant liquidity ahead of becoming a public company ▪ Investors can also use Forge’s data to make better informed buying or selling decisions and run analytics against both private and public companies ▪ As companies stay private longer, Forge’s data can help them gain additional insight into how their shares are viewed in the markets and determine optimal financing strategies ▪ Trading provided insight to Company on investor demand and pricing, which helped inform the Company during the direct listing process Secondary Market Volume Volume 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 4/1/2020 7/1/2020 10/1/2020 6/11/20 First media reports of a possible Palantir direct listing 8/29/20 Last secondary trade activity $9.40 9/29/20 Reference price $7.25 9/30/20 Closing price on first day of public market listing $9.50

50 Financial Disclosures Note: Actuals represent unaudited financials; pro-forma numbers include full-year effect of IRA Services including the periods in which it was a standalone entity (January 2019 – October 2019) Actuals Actuals ($ in 000’s) PF 2019A 2020A Q1 21 Forge Trust Revenue $22,544 $22,404 $4,546

51 Non-GAAP Adjusted EBITDA Reconciliation 1) Actuals represent unaudited financials and are presented on a GAAP basis 2) For illustrative purposes, the 2023P column shows numbers based on the midpoint of the projected 20-26% revenue less transaction-based expenses growth range 3) Projected financials assume capitalization of internally developed software starting in 2022 Actuals(1) Projected Actuals(1) ($ in 000's) 2019A 2020A 2021P 2022P 2023P(2) Q1 21 Non-GAAP Adjusted EBITDA Reconciliation Operating Income ($14,646) ($7,617) ($29,525) ($26,789) ($24,699) $2,225 (+) Depreciation & Amortization(3) 445 2,406 5,601 9,994 12,086 1,396 EBITDA ($14,201) ($5,211) ($23,924) ($16,796) ($12,613) $3,621 (+) Stock Based Compensation 7,253 4,704 14,354 28,272 31,613 1,259 (+) Acquisition Costs 404 3,289 13,407 --(3) Adjusted EBITDA ($6,544) $2,782 $3,837 $11,477 $18,999 $4,877

Selected Trading Comparable Companies

Company Name	Enterprise Value ($mm)	Net Revenue[(1)] CY20A	Net Revenue[(1)] CY21E	Net Revenue[(1)] CY22E	EV / Net Revenue[(1)] CY20A	EV / Net Revenue[(1)] CY21E	EV / Net Revenue[(1)] CY22E	Net Revenue Growth[(1)] CY 22E	Net Revenue Growth[(1)] CY20A-22E
Forge	**$1,601**	**$72[(2)]**	**$123**	**$151**	**22.3x**	**12.9x**	**10.6x**	**23%**	**45%[(3)]**
High Growth FinTech									
Shopify	$182,063	$2,929	$4,455	$5,875	62.1x	40.9x	31.0x	32%	42%
Adyen	78,477	808	1,129	1,620	97.2	69.5	48.5	44	42
Afterpay	22,940	525	909	1,413	43.7	25.2	16.2	56	64
Bill.com	15,248	184	261	350	83.1	58.5	43.6	34	38
Affirm	15,210	669	989	1,303	22.7	15.4	11.7	32	40
Lightspeed	10,014	176	393	575	57.0	25.5	17.4	47	81
Mean	**$53,992**	**$882**	**$1,356**	**$1,856**	**61.0x**	**39.2x**	**28.1x**	**41%**	**51%**
Median	**19,094**	**597**	**949**	**1,358**	**59.6**	**33.2**	**24.2**	**39**	**42**
Fixed-Income Trading Platforms									
Tradeweb Markets	$19,448	$893	$1,053	$1,144	21.8x	18.5x	17.0x	9%	13%
MarketAxess	17,463	689	752	851	25.3	23.2	20.5	13	11
Mean	**$18,455**	**$791**	**$902**	**$998**	**23.6x**	**20.8x**	**18.8x**	**11%**	**12%**
Median	**18,455**	**791**	**902**	**998**	**23.6**	**20.8**	**18.8**	**11**	**12**
Large Global Exchanges									
Intercontinental Exchange	$82,485	$6,036	$6,926	$7,183	13.7x	11.9x	11.5x	4%	9%
Deutsche Börse	33,070	3,794	4,126	4,467	8.7	8.0	7.4	8	9
Nasdaq	34,221	2,903	3,364	3,517	11.8	10.2	9.7	5	10
Mean	**$49,925**	**$4,244**	**$4,805**	**$5,056**	**11.4x**	**10.0x**	**9.5x**	**6%**	**9%**
Median	**34,221**	**3,794**	**4,126**	**4,467**	**11.8**	**10.2**	**9.7**	**5**	**9**

1) Net Revenue (Revenue less Transaction Expenses) shown for Forge; Revenue metrics for Shopify, Afterpay, Lightspeed and Bill.com based on gross revenue
2) Pro-Forma numbers include full year effect of SharesPost including the periods in which it was a standalone entity (January 2020 – October 2020); reported numbers only include SharesPost numbers as of acquisition in November 2020
3) CAGR shown using pro-forma 2020A revenue less transaction-based expenses includes SharesPost

Forge

52

53 Risk Factors (1/12) Certain factors may have a material adverse effect on our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the trading price of our common stock following the business combination could decline, and you could lose part or all of your investment. 1. We have a history of losses and may not achieve or maintain profitability in the future. 2. We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed. Some of our current and potential competitors have longer operating histories, particularly with respect to our financial services business, significantly greater financial, technical, marketing and other resources and a larger customer base than we do. 3. Our customers may encounter difficulties with investing through our platform, and face risks including those related to a lack of information available about private companies, liquidity concerns and potential transfer or sale restrictions with respect to securities offered on our platform. 4. We have been or are involved in, and may in the future become involved in, litigation matters between customers involving disputes with respect to transactions on our platform (such as in the event of delayed delivery or a failure to deliver securities), which litigation could be expensive and time consuming.

54 Risk Factors (2/12) 5. There is no assurance that our revenue and business models will be successful. 6. Our scalability could be contingent on us successfully building a mobile app for our services, which may be expensive and time consuming, and the success of which is not guaranteed. 7. If we are unable to develop new solutions, adapt to technological change, sell our products and services into new markets or further penetrate our existing markets, our revenue may not grow as expected. 8. Our projections and key performance metrics are subject to significant risks, assumptions, estimates, judgments and uncertainties. As a result, our financial and operating results may differ materially from our expectations. 9. Our estimates regarding the size of our addressable market may prove to be inaccurate. 10.If we fail to effectively manage any future growth, our business, operating results, and financial condition could be adversely affected. 11. We may require additional capital to satisfy our liquidity needs and support business growth and objectives, and this capital might not be available to use on reasonable terms, if at all, and may be delayed or prohibited by applicable regulations. If this is the case, our business, results of operations and financial condition may be adversely affected.

55 Risk Factors (3/12) 12. We have in the past consummated and, from time to time we may evaluate and potentially consummate, acquisitions, which could require significant management attention, result in additional dilution to our stockholders, increase expenses and disrupt our business and adversely affect our financial results. 13. We may not be able to successfully integrate the operations of businesses that we acquired or realize the anticipated benefits of the acquisitions, which could have a material adverse effect on our business and results of operations. 14. Our business, sales, financial conditions, results of operations and cash flows may be adversely affected by macro-economic conditions, natural disasters, political events, health crisis such as the global COVID-19 outbreak, natural disasters, war and terrorism and other macroeconomic events, and other factors that we cannot control. 15. If we fail to attract new customers, or fail to do so in a cost-effective manner, our business may be harmed. 16. We may experience fluctuations in our quarterly operating results. 17. Our business depends on our trusted brand, and failure to maintain and protect our brand, or any damage to our reputation, or the reputation of our partners, could adversely affect our business, financial condition or results of operations.

56 Risk Factors (4/12) 18. We conduct our brokerage and other business operations through subsidiaries and may in the future rely on dividends from our subsidiaries for a substantial amount of our cash flows. 19. Certain of our issuer customers may not agree to our data policies, which could impact our data services business. 20.Fluctuations in interest rates could impact our business. 21. Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States. 22.Any failure by us to maintain effective internal controls over financial reporting could have an adverse effect on our business, financial condition and results of operations. 23.If our goodwill, or other intangible assets, or fixed assets become impaired, we may be required to record a charge to our earnings. 24.Our business is subject to the regulatory framework applicable to investment advisers, broker- dealers, and alternative trading systems, including regulation by the SEC and FINRA. 25.We are subject to extensive, complex and evolving laws, rules and regulations, which are subject to change and which are interpreted and enforced by various federal, state and local government authorities and self-regulatory organizations.

57 Risk Factors (5/12) 26.We have in the past, and will continue to be, subject to inquiries, exams, investigations or enforcement matters, any of which could have an adverse effect on our business. 27.Employee misconduct, including insider trading violations (given the nature of our business), can be difficult to detect and deter, and could harm our reputation and subject us to significant legal liability. We cannot ensure that all of our employees and agents will comply with our internal policies and applicable law, including anti-corruption, anti-bribery and similar laws. We may ultimately be held responsible for any such non-compliance. 28.The regulatory requirements to which we are subject result in substantial compliance costs, and our business would be adversely affected if our licenses are impaired as a result of non-compliance with those requirements. 29.We may become subject to enforcement actions or litigation as a result of our failure to comply with applicable laws and regulations, even if noncompliance was inadvertent. 30.Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, changes to our business model, and requirements resulting in increased expenses. 31. Our compliance and risk management policies and procedures as a regulated financial services company may not be fully effective in identifying or mitigating compliance and risk exposure in all market environments or against all types of risk.

58 Risk Factors (6/12) 31. We are subject to stringent laws, rules, regulations, policies, industry standards and contractual obligations regarding data privacy and security and may be subject to additional related laws and regulations in jurisdictions into which we expand. Many of these laws and regulations are subject to change and reinterpretation and could result in claims, changes to our business practices, monetary penalties, increased cost of operations or other harm to our business. 32.We are subject to anti-money laundering and anti-terrorism financing laws and regulations, and failure to comply with these obligations could have significant adverse consequences for us, including subjecting us to criminal or civil liability and harm to our business. 33.We are subject to anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to significant adverse consequences, including criminal or civil liability and harm our business. 34.There is a risk that our affiliated entities will not maintain proper information barriers if we fail to develop and enforce appropriate policies and procedures regarding information barriers between entities. 35.We have expanded and may continue to expand into international markets, which expose us to significant new risks, and our international expansion efforts may not be successful.

59 Risk Factors (7/12) 36.We may be unable to sufficiently obtain, maintain, protect, or enforce our intellectual property and other proprietary rights, any of which could reduce our competitiveness and harm our business and operating results. 37.Accusations of infringement of third-party intellectual property rights could materially and adversely affect our business. 38.Changes in tax law, differences in interpretation of tax laws and regulations, and proposed legislation that would impose taxes on certain financial transactions could have a material adverse effect on our business, financial condition and results of operations. 39.Forge Trust Co., a South Dakota non-depository trust company and one of our wholly owned subsidiaries, is subject to periodic regulatory examinations and inspections by the South Dakota Division of Banking. 40.Recent statements by lawmakers, regulators and other public officials have signaled an increased focus on new or additional regulations that could impact our business and require us to make significant changes to our business model and practices, and could result in significant costs to our business. 41. We rely on our management team and will require additional key personnel to grow our business, and the loss of key management members or key employees, or an inability to hire key personnel, could harm our business.

60 Risk Factors (8/12) 42.We may not be able to secure adequate insurance to cover all known risks and our insurance policies may not be sufficient to cover all potential claims. 43.Our risk management processes and procedures may not be effective. 44.We depend on third parties for a wide array of services, systems and information technology applications, and a breach or violation of law by one of these third parties could disrupt our business or provide our competitors with an opportunity to enhance their position at our expense. Additionally, the loss of any of those service providers could materially and adversely affect our business, results of operations, and financial condition. 45.Systems failures or disruptions, including events beyond our control, and resulting interruptions in the availability of our websites or services could harm our business and reputation. Certain of our systems rely on older programming languages and are dependent upon hardware that may soon be in need of replacement. A breakdown or shutdown of our operating systems could cause a major disruption to the business, and our attempts to modernize our systems or implement new hardware or software may not be successful, and may otherwise be costly and time-consuming 46.Cyber incidents or attacks directed at us and other security breaches or unauthorized access to our systems could result in information theft, data corruption, operational disruption and/or financial and reputational loss, and we may not be able to insure against such risk.

61 Risk Factors (9/12) 47.A market for the combined company common stock may not develop or be sustained, which would adversely affect the liquidity and price of our common stock. If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price and liquidity of our common stock could decline. 48.Sales of a substantial number of our common shares in the public market following the business combination by our existing shareholders could cause our share price to decline. 49.We cannot predict our future capital needs and we may not be able to obtain additional financing on terms favorable to us, if at all. 50.Forge’s limited operating history, recent growth and the quickly changing markets in which it operates make evaluating our current business and future prospects difficult, which may increase the risk of investing in our stock. 51. As a public company, we will be subject to significant obligations relating to reporting, procedures and internal controls. 52.We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

62 Risk Factors (10/12) 53.We will be an “emerging growth company’ and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors. 54.Motive may not have sufficient funds to consummate the proposed business combination. 55.We have not yet entered into a definitive agreement for a business combination and, when we do, the completion of the proposed business combination will be subject to the satisfaction of certain closing conditions, including, among others, receipt of applicable regulatory approvals, a minimum cash condition and the approval of the business combination by our shareholders and Motive’s shareholders. 56.Motive and we will incur significant transition costs in connection with the business combination. 57.The business combination may be completed even though material adverse effects may result from the announcement of the business combination, industry-wide changes and other causes. 58.Delays in completing the business combination may substantially reduce the expected benefits of the business combination. 59.We may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the business combination from being completed.

63 Risk Factors (11/12) 60.Motive directors and officers may have interests in the business combination different from the interests of Motive shareholders. 61. Motive’s sponsor may have interests in the Business Combination different from the interests of Motive shareholders. 62.Our directors and officers may have interests in the business combination bination different from the interests of our shareholders. 63.Motive’s and our ability to consummate the business combination, and the operations of the post- combination Company following the business combination, may be materially adversely affected by the recent COVID-19 pandemic. 64.Our shareholders will have a reduced ownership and voting interest after the business combination and will exercise less influence over management. 65.Motive shareholders will have a reduced ownership and voting interest after the business combination and will exercise less influence over management. 66.The market price of shares of the post-combination Company’s common stock may be affected by factors different from those currently affecting the prices of shares of Motive Class A common stock

64 Risk Factors (12/12) 67.There can be no assurance that the post-combination Company’s common stock will be approved for continued listing on the NYSE or that the post-combination Company will be able to comply with the continued listing standards of NYSE.

The following is a transcript of a pre-recorded presentation by certain representatives of the Company and Forge with respect to the foregoing presentation.

SPEAKER VERSION

Motive Capital Corp & Forge Global PIPE Presentation Call Script

Speakers

Blythe Masters, Motive Capital Corp – CEO

Kelly Rodriques, Forge Global – CEO

Mark Lee, Forge Global – CFO

Lilly Bindley, The Blueshirt Group – Investor Relations

PRESENTATION

Lilly Bindley – The Blueshirt Group Investor Relations

Good morning everyone and thank you for participating in today's conference call to discuss the proposed private placement offering of Motive Capital Corp in connection with a proposed business combination with Forge Global.

Joining us today are Motive Capital Corp’s CEO, Blythe Masters, Forge Global CEO, Kelly Rodriques, and Forge Global CFO, Mark Lee.

On today’s webcast, Motive and Forge have made available a slide presentation that will follow along with the presenters’ commentary. Today’s call has been prerecorded and will not include a Q&A session. The slide presentation and contents of today’s call remain confidential and subject in all respects to the confidentiality agreement between each participant and Motive Capital Corp.

Before we go further, I would like to read the Company’s Safe Harbor statement within the meaning of the Private Securities Litigation Reform Act of 1995 that provides important cautions regarding forward-looking statements.

Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Motive’s or Forge’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demand and growth potential of the markets for Forge’s products and services and Forge’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Forge’s products and services, (iii) Forge’s ability to develop innovative products and services and compete with other companies engaged in the financial services and technology industry, and (iv) Forge’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “ anticipate,” “believe,” continue,” “ could,” “ estimate,” “ expect,” “ intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “ should,” “ strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Motive’s registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Motive with the Securities and Exchange Commission (the “SEC”) and other documents filed by Motive from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Motive and Forge assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Motive nor Forge gives any assurance that either Motive or Forge will achieve its expectations.

Now, I would like to turn the call over to the CEO of Forge Global, Kelly Rodriques. Kelly?

Kelly Rodriques – Forge Global – CEO

Thank you, and good morning everyone.

It is great to be here with you today. We are pleased to present the proposed business combination of Motive Capital Corp and Forge Global. My name is Kelly Rodriques, and I am the CEO of Forge Global. I have been the CEO of Forge for 3 years. Prior to Forge, I ran several venture-backed and PE-backed growth tech companies. In the 25 years that I have been running growth companies, I have never been as energized as I am now – running Forge. Many of the people here today are a part of what’s made this journey so special: I am joined by my CFO – and long-time colleague – Mark Lee and CEO of Motive Capital Corp, Blythe Masters.

We are excited about the potential partnership with Blythe and the Motive team. We had the good fortune to consider a number of alternatives as we evaluated our path to becoming a public company. Through that process, we got to know Motive’s incredible team and were impressed by the depth of their FinTech experience, but also felt like they deeply understood the opportunity in the private markets that we believe is ours to seize -- and that Motive could accelerate our ability to do so.

With that, I would like to turn it over to Blythe to share some background on herself, Motive Capital Corp, and the nature of the transaction.

Blythe Masters – CEO – Motive Capital Corp

Thank you, Kelly, and hello everyone. It is a great pleasure to be here and part of telling the story of Forge in its business combination with Motive Capital Corp. I can certainly say that I share in Kelly’s passion and excitement. As for my background, I am an Industry Partner with Motive Partners, and have many decades of experience across financial services, capital markets, and FinTech. I previously spent 27 years at JP Morgan in roles that included Head of Global Structured Credit, Global Commodities, Global Credit Portfolio and CFO of the Investment Bank. Following that, I was CEO of Digital Asset, an early leader in the distributed ledger technology space. Today, along with my work for Motive, I am also a board member or advisor for several companies across the financial services and fintech sector, including Credit Suisse, GCM Grosvenor, Santander, Figure Technologies and Maxex.

In signing up for a business combination with Motive Capital Corp., Forge is gaining the full backing of Motive Partners. Motive is a FinTech-specialized private equity firm, and is backed by a strong strategic partnership with Apollo, which is capitalizing on the technology-driven transformation underway in financial services. Motive has a unique operating model with three distinct pillars: operating, investing, and innovating. Our industry partners possess 375+ years of combined operating experience in financial services and FinTech, ranging from startups to giant operating businesses. Alongside our Industry partners is the Motive Capital Team, comprised of investors that bring highly specialized sector expertise, differentiated diligence and underwriting experience. Finally, we have Motive Create – our in-house technology and innovation team that permeates everything we do – from diligence to driving value creation plans with our portfolio companies – which will very much be a feature of our partnership with Forge going forward. Forge is also well positioned to take advantage of Motive’s established track record, particularly with high growth companies. Some of our relevant portfolio companies include Global Shares, a rapidly growing company in the share administration space; Investcloud, a combination of 3 former portfolio companies in a fully integrated end-to-end cloud based WealthTech platform; Wilshire, a company with deep index and investment advisory expertise; and LPA, a company with deep experience in capital markets digitization. All 4 of those companies could offer interesting adjacencies for Forge going forward. In working with Motive, Forge is gaining a long-term partner with investment conviction, a track record of success and strong alignment with investors.

When we raised our SPAC, we sought to find a company with a proven business model, a leadership position in a large, high growth segment with significant tailwinds, capacity for both organic growth and bolt on acquisitions, great economic model, broad network and platform, and the right management team with proven execution track record and vision. Forge checks all of these boxes – simply put, Forge has a significant first mover advantage in a vast and rapidly growing private market sector, a very strong management team, and the opportunity to be the dominant player in private markets services, transactions and data.

In terms of a summary of the overall transaction, we believe the Company represents an attractive investment opportunity at 10.6x 2022 net revenue multiple, based on a valuation of approximately $1.6bn. There is significant cap table roll forward from management and existing strategic investors, and a modest secondary involving largely non-strategic or no-longer affiliated parties. We have an upsized PIPE of $69M which in addition to Temasek, an existing shareholder of Forge, is being supported strategic investors including ION and Adit Ventures. Motive Capital is also making a substantial commitment to this opportunity through its Forward Purchase Agreement of $50M, and we will use the remaining $90mm of our Forward Purchase Agreement to backstop any redemptions. Given the minimum cash condition, this means that the transaction has execution certainty, ensuring sufficient cash to the balance sheet to support continued future growth of the business.

With that, I would like to hand it back to Kelly to walk you through Forge’s story.

Kelly Rodriques – CEO – Forge Global

Thanks Blythe and hello everyone. It is great to be here.

Right now – there are two new unicorns minted every. Single. Business. Day. Private companies are staying private longer. They’re creating massive value, and they’re under more pressure than ever before – to fight for talent, to keep investors happy, and to pursue an exit that rewards the people who created the value in the first place.

They’re looking for solutions that give them the flexibility they need to invest in innovation, to stay private for as long as they desire, and to reward and motivate employees – while accessing capital and the investors that will help them on that journey.

We believe the private markets are enabling new and innovative avenues for unicorn companies to accelerate destiny. And we believe that the time is right for an innovator to disrupt and remove the barriers in the private market. We have the strategy, the scale, the expertise and the track record to continue to deliver on this disruption.

Let’s set some context. Unicorns are staying private longer. Over the past 21 years, the average amount of time that it takes for a tech company to go public has tripled from 4 to 12 years, and there are now half as many publicly listed companies as there were 21 years ago. The companies that do go public are doing so when they are significantly larger and, as a result, much of the growth and value that was created during their formative years took place in the private markets. Unless investors were able to participate before the companies went public or were bought, they did not have an opportunity to benefit from those high growth private periods.

A good proxy for how quickly the private markets are growing is the number of unicorns being created, as well as the Total Assets Under Management in the private markets. Since 2018, the number of unicorns has almost tripled creating a $2.4TN market cap opportunity in those names alone. As a result, the number of companies and employees within those companies who need effective solutions to unlock liquidity while remaining private longer is large and growing. Additionally, Assets Under Management focused on alternatives like private company stocks -- is expected to grow from $7TN in 2020 to $13TN in 2025, representing an 85% increase and providing significant demand for a platform like Forge.

Investors last year put $270BN into the private markets because they want to participate in the private market innovation economy, and they understand this is where the best returns are often realized. When you compare the 12-month return of IPOs from 2010-2020 versus the return had you invested in the round prior to the IPO, you clearly see the opportunity for investors. The 12-month return of IPOs is 37%, while the return from the round prior to the IPO is an incredible 277%. Said another way, if you want to participate in the market where most of the value creation is taking place and where the best returns are to be found – you must invest in the private markets.

But – and this is the rub -- delivering an effective solution to unlock the private markets for the benefit of companies, shareholders and investors has faced several significant challenges:

•	One, a lack of liquidity. The market lacked the volume, technology, and standardization necessary to produce efficiency and liquidity.

•	Two, lack of access. Historically only well-connected firms and individuals could put their money to work.

•	And three, lack of transparency. Market intelligence has been extremely difficult to come by, so it was hard to make informed decisions on either side of the market.

Today, Forge is solving these problems.

Forge is powering a liquid, accessible and transparent market – for everyone. By giving people the ability to buy and sell private shares in the world’s most innovative companies, we believe we may help all who participate in the private market economy accelerate destiny.

So how do we do this?

Forge is building the technology infrastructure to provide the transparency, data and access that private market participants need and want. And this is more than just trading; this is an ecosystem of complementary solutions and a coalition of partners brought together through the Forge marketplace to deliver private market access at scale.

•	Forge Markets helps an employee sell a portion of their equity to do things like pay for their kid’s college and provides an accredited investor with early access to innovative companies before they reach the public market.

•	Our Custody Solutions make it easy and seamless for investors, equity holders and institutions to hold, value, secure and borrow against private assets. We are currently holding over $14 billion dollars in custody today.

•	With our Company Solutions, we provide software and services that enable private companies to attract and retain top talent by providing flexibility and liquidity while managing their growth and capital needs. We help founders stay private as long as they desire, invest in innovation and reward employees with the support of motivated private market investors.

•	And Data informs and accelerates all of this. Our platform generates vast amounts of data that allow companies, investors, and institutions to make informed decisions based on 18 years of combined proprietary private market data and insights.

Our coalition of partnerships — including banks, exchanges, asset managers and cap table providers —help us with distribution, new products, technology, and brand awareness. We couldn’t be prouder to have partners and strategic investors like Deutsche Borse, Wells Fargo, TD Ameritrade and Temasek alongside us.

Our private market ecosystem is centered around a technology and data platform that makes trading private company shares simple, transparent, and frictionless.

With our platform at the core – we’ve created a network effect that builds on itself.

There are a number of different ways people get to the platform. But let me give you an example: with a company-sponsored liquidity program, an employer brings a group of sellers to the platform. Those sellers become buyers. Buyers become custody account holders. Account holders borrow against their assets to buy more stock. And this all generates immense amounts of data which serves as an accelerator for more and more customer engagement over time, fueling Forge’s growth.

Ultimately, the Forge platform serves people - people who have different aspirations and needs.

●	The innovative CEO who wants to stay private and keep her employees as long as it takes to achieve her vision.

●	The dedicated employee who needs to pay for their kids’ college or buy a home today – and can’t afford to wait for their company to go public.

●	The passionate investor who wants to be part of the innovation economy but never had access.

●	And institutions who want to provide their clients with investment opportunities in attractive private stocks.

We also work with innovative private companies around the world that are disrupting the status quo and improving our way of life. This is a global market, and we expect to serve the needs of a global ecosystem.

And we’re doing all of this at scale. Since inception we have transacted with over 400 companies representing over $10BN in volume, including $3BN in the last twelve months (as of June 2021), across 19K transactions, with buyers and sellers in over 70 countries. Our marketplace today has nearly 400K registered users including ~123K accredited investors.

We project to generate $123mm in revenue 2021 and believe we are now seeing the network effects of a marketplace where volume begets volume. Unlike in the past where we sought out buyers and sellers, they are now coming to us because they recognize that we provide access to investments in the private companies they want, and we deliver the expertise they require.

And we’ve only just begun. The total number of private company unicorns continues to grow. And as we build out our platform, the velocity of trading in private company stocks should continue to grow just as other more liquid asset classes like cash equities have. This is why it is an exciting time to be at Forge, leading our team and our growth in this market.

So let’s look deeper at the four pillars of our business – that serve as catalyst for that network effect we’re talking about. Our four pillars are key to our strategy – ensuring that our products and services work synergistically. This not only helps grow the business, but also give us competitive differentiation and creates a defensible moat.

Forge Markets is a marketplace for trading private stocks -- in which data and insights fuel price discovery. Where markets set the price. And where investors and equity holders can trade on a platform built with scale and security by design, delivered through a sleek, user-friendly interface. Through the marketplace, buyers can access information on hundreds of unique companies that they leverage to make decisions about whether to buy or sell. The customer experience is personalized based on their unique company holdings and interests. The technology provides seamless trade execution and settlement, and is supported by experienced Private Market Specialists who assist customers if they have questions or need help.

The process looks like this -- it starts with account creation and onboarding, and includes compliance and AML / KYC procedures, bid-ask qualification and matching technology. It also includes streamlined negotiation, settlement and closing processes that are heavily automated to easily complete the transaction online.

What we do is difficult. Our proprietary technology and robust operational workflows are built for scale. This is something that we have been working on for years. We have brought a complex and opaque process online and by doing so created transparency and access for buyers and sellers at scale.

The private markets need a custody solution – to make it easy and seamless for investors, equity holders and institutions to hold, value, secure and borrow against private assets.

Forge is a full-service custodial offering that includes a wide range of customers and assets beyond private stock. We hold a range of private securities and have built APIs that allow us to integrate our custody offering into other investment platforms, and we have a wide range of partners that have helped us to scale. We have institutional customers as well as individual custodial customers, so we can power the platforms for wealth advisors, as well as individuals. Today we have approximately 14 billion of assets on our platform and about $600 million of cash across 1.9 million customers.

We are in the process of extending our custody capabilities to enable Forge Markets customers to custody their private shares. Doing so will enable us to not only interact with customers when they are executing trades, but also help develop a long-term, nurturing relationship, in which we provide service to them 365 days a year.

With our Company Solutions, we provide private companies easy-to-use software and services that enable private companies to attract and retain top talent by providing flexibility and liquidity while managing their growth and capital needs.

FCS is software and solutions that help companies manage different types of capital and liquidity events – from primary and secondary trading, to market- or auction-based continuous liquidity programs, to a one-time structured liquidity event like a traditional tender offer, this could be a single transaction driven by a primary capital raise (like a traditional tender). This could also be an open liquidity program – where multiple investors can buy at different pricing over time.

What makes our solution so powerful is the ability to use the demand and pricing information from the marketplace to effect decision-making and outcomes. The liquidity that companies provide their employees helps with hiring and retention. We envision a world where ongoing liquidity programs for employees are as commonplace as healthcare benefits or retirement savings accounts.

Finally, we have Forge Data, which is an incredibly important and strategic part of our story. Currently, our first data product is in soft launch with a number of paying customers. What they get: we have 18 years of trading and IOI data on over 600 companies which allows customers to have visibility into the volume and current pricing of private company stock. No one has the data on private companies – all aggregated in one place – that we do.

Forge Data is really about leveraging the proprietary bid, offer and pricing data that comes from Forge Markets to deliver a premium tool for investors around the world. Institutions, companies, and individual investors can use this to inform pricing and decision making. We see this as foundational to the future of our business – not just as a transaction management platform – but, at our core, we’re a data company.

We think data has the potential to become a meaningful component of our future revenues, not dissimilar to exchanges with similar business models like NASDAQ and ICE. We believe private company data is incredibly important within the traditionally opaque private market. While our initial subscription data product is in soft launch in Q3’21, we see this revenue stream growing to become 15-20% of our overall revenue in the long-term.

We view data as a high-quality and predictable revenue stream given its subscription-based model which will benefit the P&L given its high margins at scale. While Forge Data is an interesting business and revenue stream in-and-of-itself, it’s also an accelerant to Forge Markets growth by delivering increased transparency for buyers and sellers alike.

So, there’s a ton of interest and activity in the private markets validating the need for a player to solve this – you’ve got niche players – who lack fully integrated solutions, larger incumbents and other disruptors who haven’t yet cracked the code to creating the dynamic, marketplace and end-to-end solutions required to scale and automate the complex and unique demands of private market trading.

So why does Forge win: Our vibrant, scaled, and active global marketplace of individual and institutional investors deliver optimal outcomes for buyers and sellers. Our 18 years of combined operational expertise and proprietary trading data in the private markets, coalition of global players, partners, and investors committed to making the private markets accessible, liquid and transparent, and our infrastructure – that we’ve built to remove friction, facilitate those network effects and deliver a defensible moat.

We believe our competitive strengths position us well for growth in the future and are currently executing our plan for continued growth. As I look out over next 5-10 years, I look at launching new products, expanding our global presence, partnering with more leading financial institutions all over the world, expanding into new asset classes, and finally continuing to grow inorganically via exciting acquisitions. The capital and partnership with Motive that will come through our proposed business combination will allow us to execute our plan with tremendous confidence.

Specifically on inorganic opportunities, Forge has a track record of success in finding and successfully integrating companies on our platform. In 2019, we closed our transaction with IRA Services which ultimately became the core of Forge Trust and in 2020 completed our transaction with SharesPost, bringing together complimentary technology and adding additional scale.

With respect to our leadership, Forge benefits from an all-star team with significant experience in the capital markets, FinTech, and software industries. Many of these individuals have worked with me at previous companies, and many of them represent leadership across key complimentary areas of the business and a culture and history of executional excellence.

We want to be an attractive place for people to want to work and represent a diverse, respectful, and inclusive culture. Now I would like to turn it over to Mark Lee, CFO walk through the financial highlights and growth story of the business. Mark Lee – CFO – Forge Global

Mark Lee – CFO – Forge Global

Thanks Kelly. Really pleased to be here, and to have the opportunity to tell you more about Forge. I’d like to start out with a bit about my background and why I am here at Forge. Kelly and I started working together in 2015, where we developed a shared vision of building an alternative asset ecosystem. Prior to working with Kelly, I had the good fortune to work with other great companies and institutions such as Goldman Sachs – where I worked in Equity Sales and Trading, and Stanford Management Company where I was CFO of the Division that manages the university endowment. I also spent nearly a decade at Charles Schwab, including a term as Group CFO of equity and fixed income trading; I also spent time working across Schwab’s Mutual Funds and RIA businesses. Like Schwab, I believe that Forge has the opportunity to build a whole new category, and that we are blazing a new trail, similar to what Chuck Schwab set out to do when he founded his company.  So once again, I have made my way to another great company. We’re about to join with an incredible partner in Motive, and I am excited about the opportunity that we have in front of us.

There are 3 ways we generate revenue, transaction fees from our core markets platform, fee-based recurring revenues for custody, and annual subscription fees from our data business. In our core business, we charge a fee on both sides of a trade, so we measure our trading volume and take rate per side of the trade, as you will see on the following slides. For example, $1MM trade with 3% buy-side take rate and a 2% sell-side take rate = $2MM of trading volume with an average take rate of 2.5%.

We’re excited about the growth and the future potential of the business. We finished 2020 with pro forma revenue of $72mm, including SharesPost as if we’d acquired the business at the beginning of 2020. We project to grow to approximately $123mm in 2021, representing 72% growth YOY. We anticipate generating 20-25% annual growth in the near future as shown on this slide. The projected 38% 2020-2023P revenue CAGR is primarily driven by expanding our client base and private company coverage on our platform, productivity gains driven by improved technology, increased investment in marketing (both brand and product), and international expansion (both organic and through our global institutional partnerships). Additional revenue growth will be added through expanding our product offerings, and building out our data business and stock-option lending.

I would like to briefly describe the key drivers behind our core revenue, namely, volume and take rate. On the left-hand side, you can see our trading volume numbers for 2019- 2020, and then we show you the last 12 months for H1 2020 and 2021. As you can see, there was dampened volume growth in 2020 due to the COVID-19 pandemic. However, when you compare 2021 and 2020 on a H1 LTM basis, you see the recovery, with 127% growth YoY. On the right side, we show our take rates, which measure what we are charging on average to our customers. Take rates have increased as well, but are a function of many variables, such as size of transaction, type of structure, type of buyer / seller, and use of external brokers / referral partners. So overall, take rates will vary as the mix of our business changes from time to time.

Another key driver in our core business is the number of total private companies traded. On the left-hand side, you can see that our private company coverage has continuously increased, with 114% more distinct private issuers traded in the last twelve months H1’21 than in 2018, resulting in decreased revenue concentration. There is significant upside as we are only trading ~19% of the Unicorn universe. On the right-hand side, we show you our revenue concentration across private companies over time. As we have expanded our platform and trade in more and more private companies, concentration has continued to decline. We expect this to continue as our technology improves and we expand and cover more unicorns, and our objective is to even reach beyond the top unicorns downstream into companies that have $500 million to a billion-dollar valuations

Another driver of our volume is the size of our customer base. Similar to private company concentration, our customer base has continuously grown, 225% since 2018, resulting in significant decreases in customer concentration. Kelly had previously showed you that we have nearly ~400,000 users registered on our website and ~123,000 accredited investors, yet we are trading with 2,600 customers as of June 2021, so the opportunity to expand that number significantly is right in front of us. There are a ton of people interested in trading, so we are really just scratching the surface in terms of the number of counterparties that we can trade with in the future – with even more opportunity to expand globally. Finally, not only are the number of counterparties increasing, but the frequency of trades for these counterparties is increasing as well. More than half of institutions trading on the platform are trading more than once.

Now I’d like to now talk about our custody business, Forge Trust. The total number of accounts in our Trust business has continued to grow, while our core accounts have remained relatively stable. Revenues per account have been relatively constant at ~$500 / account, and our prices remain very competitive relative to industry pricing, leaving room to raise prices (particularly cash administration fees, which are currently compressed in today’s rate environment). Additionally, we plan on rolling out bundled trading / custody services to Forge Markets trading clients in the months ahead, forging deeper ongoing client relationships, and enabling new products and services such as stock option lending, which we plan to roll out in 2022.

In summary, we have generated strong revenue growth, which we believe is sustainable for years to come. We have demonstrated continual improvement in EBITDA. Our near-term focus is clearly on growth vs. earnings, but as we continue to scale, we are targeting long-term Adjusted EBITDA margins of 20-30%, which we are confident are attainable.

Now I will turn it back over to Kelly.

Kelly Rodriques – CEO – Forge Global

Thanks Mark. As Blythe mentioned earlier, Motive Capital is investing in Forge and we believe the business, its strengths and growth profile represent and attractive opportunity for investors. Our 10.6x 2022 revenue multiple is at a discount to similarly situation higher growth fintech peers and relative to our growth represents a discount to the comparables we show on this page.

In closing, we think Forge represents a compelling investment opportunity for many reasons. We have a large and growing market opportunity; we’ve developed an at-scale technology platform and offering that is driving strong network effects and growth and are strongly positioned against our competition. We are delivering strong growth and are working with an experienced team. For Forge, we believe the private market future is today. Join us.

Thank you!

The following is a transcript of a video presentation made available by Forge with respect to the Transaction.

Transcription:

00:02	Innovators change the world, their ideas move us forward, their companies power our economy, but building a company that can change the world takes time. That's why it's important that innovators are empowered to choose their own path and can access the capital they need to fuel their journey, no matter how long it takes. You know, not that long ago, it took a company about four years to IPO. Today, the median time to IPO is more than 12 years.

00:28	Right now, there are over seven hundred companies worth a billion dollars more. Together, these unicorns have a market cap of more than two point three trillion dollars. In addition, the overall private market is expected to grow by eighty five percent to 13 trillion dollars by 2025. So there's a massive amount of wealth locked inside this ballooning private market asset class, delivering an effective solution to unlock it for the benefit of companies, shareholders and investors has faced several significant challenges.

01:01	One, a lack of liquidity. The market lacked the volume, technology and standardization to produce efficiency and liquidity. Two, a lack of access. Historically, only well-connected institutions and individuals put their money to work. And three, lack of transparency. Market intelligence has been extremely difficult to come by, so it was hard to make informed decisions on either side of the market today for just solving these challenges.

01:28	We have created a private market ecosystem centered around a technology and data platform that makes trading private market share simple, transparent, frictionless. It's a marketplace where data and insights fuel price discovery, where markets set the price for investors and equity holders can trade on a platform, build the scale and security by design delivered through a sleek, user-friendly interface. Ultimately, the forge platform serves people, people who have different aspirations and needs.

01:55	The innovative CEO who wants to stay private and keep her employees as long as it takes to achieve her vision. The employee who needs to pay for their kids college or buy a home today and can't afford to wait for the company to go public. The investor who wants to be a part of the innovation economy but never had access and institutions who want to provide their clients with investment opportunities in attractive private stocks.

02:21	So how do we do this for just building the technology infrastructure to provide the transparency, data and access that private market participants need and want? And this is more than just trading. This is an ecosystem of complementary solutions. And a coalition of partners brought together through the Forge Marketplace to deliver private market access at scale.

02:44	Forge Markets helps an employee sell a portion of their equity to do things like pay for their kids college and provides an accredited investor with early access to innovative companies before they reach the public market. Our custody solutions make it easy and seamless for investors, equity holders and institutions to hold value, secure and borrow against private assets. You're currently holding over 14 billion dollars in custody.

03:10	Today with our company Solutions, we provide software and services that enable private companies to attract and retain top talent by providing flexibility and liquidity while managing their growth and capital needs. We help founders invest in innovation, reward employees and stay private as long as they desire, with the support of motivated private market investors. And data informs and accelerates all of this.

03:37	Our platform generates vast amounts of data that allows companies, investors and institutions to make informed decisions based on 12 years of proprietary market insights. Together, these create a network effect. Sellers become buyers. Buyers become custardy account holders. Account holders borrow against their assets to buy more stock. All this generates immense amounts of data, which serves as an accelerator for more and more customer engagement over time, fueling Ford's growth.

04:09	We believe that by giving people more access to a transparent and liquid market, we accelerate innovation and make prosperity attainable for all in the journey and forge entrepreneurs, innovators and those who invest in their dreams have the partner they need to accelerate their destiny. The time is right for an innovator to disrupt and remove the barriers. But we have the strategy, the scale, the expertise and the track record to deliver on this disruption.

04:39	While at Forge, we believe the private market future is today.